                                                                      Exhibit 99


            Company Contact:                      Investor Contact:
[LOGO]      Richard D. Falcone, CFO               Joseph M. Zappulla
            TACT                                  Wall Street Investor Relations
            732-499-8228                          212-714-2445
            rfalcone@tact.com                     jzappulla@wallstreetir.com



       The A Consulting Team Reports $0.02 Net Earnings in Third Quarter

                   Revenue increases 5% over previous quarter

NEW YORK, New York, November 6, 2003 - The A Consulting Team ('TACT') (Nasdaq
SmallCap: TACXC), an end-to-end IT services and e-services provider, today reported financial results for its third quarter ended September 30, 2003. Revenue for the quarter increased to $5.6 million, up 5% over the previous quarter level of $5.3 million and compares to $5.8 million in revenue for the third quarter of 2002. TACT reported net earnings of $168,000 or $0.02 per basic and diluted share for the third quarter compared to a net loss of $(221,000) or $(0.03) per share in the previous quarter and a net loss of $(498,000) or $(0.06) per share for the third quarter of 2002.

During the current third quarter, the Company's gross margin improved to 28.1% from the previous quarter level of 25.1%. Selling, general and administrative (SG&A) costs decreased by approximately $99,000 and represented 21% of revenues compared to 24% in the previous quarter. This also represents a drop of $562,000 or 32% from the third quarter of 2002's SG&A level. TACT's ongoing cost management efforts and flexible workforce model have been very effective in balancing its infrastructure relative to the market.

Commenting on the quarterly results, Shmuel BenTov, TACT's chairman and CEO, stated, "We are encouraged by our 5% quarter-to-quarter top line growth and the success of our cost containment measures. The recently announced client engagements are an example of the increased activity we have experienced over the last several months." Mr. BenTov continued, "During the extended economic downturn, and market correction, our cash flow remained satisfactory. Now an improving economy, coupled with our focused marketing efforts, gives us confidence for continued top-line improvement in the fourth quarter and into 2004."

Richard Falcone, TACT's CFO, added, "Our progress at adapting TACT's cost structure to the market has enabled the company to remain financially sound. The company's current ratio improved to 2.4 at the end of the third quarter from 2.1 at the previous quarter end, and our book value per share increased to $0.61. Depreciation and amortization charges for the third quarter were $166,000 while capital expenditures for the three-month period were insignificant. TACT's current backlog provides us with confidence that the fourth quarter will continue to show growth."

Third Quarter Developments

        o TACT announced multi-year consulting project with leading global pharmaceutical company valued in excess of $1 million over the next twelve months.

        o TACT selected by global financial services company to partner on several information delivery services projects to include portal development, architecture upgrades and report development.

        o Leading global automobile manufacturer engaged TACT to create an "IT Dashboard" that will consolidate the entire client's IT information and provide a multi-dimensional view of IT health related data.

TACT has scheduled a conference call to present its third quarter financial results today, Thursday, November 6, 2003 at 4:15 pm (EST). Interested parties may access the conference call by dialing 800-213-9546 and providing the following reservation number: 21164663. A replay of the conference call in its entirety will be available approximately one hour after its completion for 24 hours by dialing 800-633-8284 and providing the reservation number listed above. The conference call can also be accessed via the web through the 'TACT Investors' website via the following link http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=TACXC&script=2100
------------------------------------------------------------------------

TACT has posted additional financial and other statistical information to be disclosed during the conference call on its website via the following link http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=TACXC&script=400.
-----------------------------------------------------------------------

About TACT's SMART Approach

TACT's Smart Approach is a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools. The Strategy is developed together with the client to ensure that the client's goals and objectives are met. The Methodology is a Tried and True TACT Methodology that is followed in order to implement the Strategy. The solutions and services are built on a robust Architecture, Utilize highly qualified TACT Resources and Exploits best-of-breed Tools.

About TACT

TACT (Nasdaq: TACXC) is an end-to-end, IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT provides its clients with modernization services, which include the e-Valuation of systems that should be replaced and rewritten, enhanced, converted or Web Enabled. Replacement systems are written or re-written as Web Based utilizing state of the art leading tools such as Java and Visual Studio. More information about TACT(R) can be found at its web site at http://www.tact.com

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 28, 2003.

                       *** Financial Statements Follow ***

                           THE A CONSULTING TEAM, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Nine Months Ended                       Three Months Ended
                                                                  September 30,                           September 30,
                                                      ---------------------------------       ---------------------------------
                                                         2003                  2002               2003                 2002
                                                      -------------        ------------       ------------         ------------
                                                       (unaudited)         (unaudited)         (unaudited)          (unaudited)

Revenues                                              $  15,941,442        $ 17,934,409       $  5,554,093         $  5,830,344

Cost of revenues                                         11,716,945          12,674,343          3,992,729            4,133,005
                                                      -------------        ------------       ------------         ------------
Gross profit                                              4,224,496           5,260,066          1,561,364            1,697,338
Operating expenses:

Selling, general & administrative                         3,746,877           4,724,311          1,192,986            1,754,813

Provision for doubtful accounts                              40,000              25,000             20,000               25,000

Depreciation & amortization                                 585,533             664,420            166,060              234,498
Impairment of assets &
restructuring charges                                             -             150,000                  -              150,000
                                                      -------------        ------------       ------------         ------------

                                                          4,372,410           5,563,731          1,379,047            2,164,311
                                                      -------------        ------------       ------------         ------------
Income (loss) from operations                              (147,914)           (303,664)           182,317             (466,973)
Other income (expense):
Gain from extinguishment of debt                                  -              48,715                  -                    -

Interest expense, net                                       (38,387)           (110,657)           (15,599)             (31,795)
                                                      -------------        ------------       ------------         ------------
Income (loss) before income taxes                          (186,300)           (365,606)           166,719             (498,767)

Provision (Benefit) for income taxes                         10,457            (405,404)            (1,000)                (632)
                                                      -------------        ------------       ------------         ------------
Net income (loss)                                     $    (196,757)        $    39,797        $   167,719         $   (498,135)
                                                      =============        ============       ============         ============

Net income (loss) earning per share:

Basic                                                 $       (0.03)        $         -       $       0.02         $      (0.06)
                                                      =============        ============       ============         ============

Diluted                                               $       (0.03)        $         -         $     0.02         $      (0.06)
                                                      =============        ============       ============         ============

                                        THE A CONSULTING TEAM, INC.
                                   CONDENSED CONSOLIDATED BALANCE SHEET


                                                              September 30,              December 31,
                                                                  2003                       2002
                                                           ------------------         -------------------
                                                               (unaudited)

ASSETS
Current Assets:
Cash and cash equivalents                                  $          600,014         $         1,774,828
Accounts receivable                                                 4,184,976                   3,076,888
Other current assets                                                  120,857                      89,672
                                                           ------------------         -------------------
 Total Current Assets                                               4,905,848                   4,941,388

Investment at cost                                                    368,059                     368,059
Property and equipment, net                                           783,436                   1,223,417
Intangibles and Goodwill, net                                       1,285,408                   1,441,520
Deposits                                                               56,399                      71,133

                                                           ------------------         -------------------
 Total Assets                                              $        7,399,150         $         8,045,517
                                                           ==================         ===================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                        $        2,045,810         $         2,334,662
Other liabilities                                                     245,026                     385,756
                                                           ------------------         -------------------
Total liabilities                                                   2,290,836                   2,720,418

Total shareholders' equity                                          5,108,314                   5,325,099

                                                           ------------------         -------------------
Total liabilities and shareholders' equity                 $        7,399,150         $         8,045,517
                                                           ==================         ===================